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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on
Form S-4 (File No. 333-    ) of Computer Products, Inc. of our reports, dated
February 18, 1997, on our audits of the consolidated financial statements and financial statements schedule of Zytec Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference or included in the Zytec Corporation Annual Report on From 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand L.L.P.
                                          --------------------------------------

                                          COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
September 25, 1997